UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2011

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13265 (Commission File Number)	76-0511406 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     The previously announced offer (the “exchange offer”) by CenterPoint Energy Resources Corp. (“CERC”) to certain eligible holders to exchange any and all of its outstanding $762 million principal amount of 7.875% senior notes due 2013 (the “2013 Notes”) for a combination of newly issued 4.50% senior notes due 2021 (the “2021 Notes”) and cash expired at midnight, New York City time, on February 2, 2011.
     As previously announced, on January 20, 2011, CERC issued $342,998,000 aggregate principal amount of 2021 Notes in exchange for $397,236,000 aggregate principal amount of 2013 Notes that had been validly tendered prior to the expiration of the early participation period for the exchange offer on January 18, 2011. According to Global Bondholder Services Corporation, the exchange agent for the exchange offer, there were no additional tenders of 2013 Notes subsequent to the expiration of the early participation period. As a result, no additional 2021 Notes were issued following the expiration of the exchange offer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.
Date: February 7, 2011	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer